                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                BYL Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

Dear Shareholder :

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders (the "Meeting") of BYL Bancorp ("Company"), to be held at 9:00 a.m. on September 27, 2000 at the Yorba Linda Community Center, Club Room, 4501 Casa Loma Ave, Yorba Linda, California 92886.

     Enclosed are the Secretary's Notice of Annual Meeting, Proxy Statement and form of Proxy. As described more fully in the Proxy Statement, at the Meeting, you will be asked to elect four (4) directors to serve for a two-year period until the 2002 Annual Meeting.

     The enclosed Proxy Statement contains important information concerning the matters to be voted on at the Meeting. I urge you to consider carefully these important matters which are described in the accompanying Proxy Statement. We hope that you will take the time to study it carefully. Your vote is very important, regardless of how many shares you own. Even if you currently plan to attend our Meeting, please complete, sign, date and return the enclosed Proxy card promptly in accompanying self-addressed envelope. A prompt response will be appreciated. If you do join us at the Meeting, and wish to vote in person, you may revoke your proxy at that time.

     The other members of the Board of Directors and I look forward to seeing you at the Meeting.

                                       Sincerely,



                                       /s/ Robert Ucciferri
                                       President and
                                       Chief Executive Officer

August 18, 2000


          PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR
                  NOT YOU INTEND TO BE PRESENT AT THE MEETING.

                                     [LOGO]



                            1875 NORTH TUSTIN STREET
                            ORANGE, CALIFORNIA 92865

              -----------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 27, 2000
                                    9:00 A.M.

              -----------------------------------------------------


                  NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting (the "Meeting") of Shareholders of BYL Bancorp, a California corporation (the "Company"), has been called by the Board of Directors of the Company and will be held at the Yorba Linda Community Center, Club Room, 4501 Casa Loma Avenue, Yorba Linda, California at 9:00 a.m. local time on September 27, 2000 for the following purposes:

                  1. ELECTION OF DIRECTORS. To elect the following four (4) directors to the Board of Directors to serve until the 2002 Annual Meeting of Shareholders and until their successors are elected and have qualified. The Board of Directors' nominees are the following persons:

          Eddie R. Fischer                                 John F. Myers
          Barry Moore                                      Brent Wahlberg

                  2. OTHER BUSINESS. To consider and act upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

                  The Bylaws of BYL Bancorp provide for the nomination of directors in the following manner:

                  "Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of the close of business 21 days prior to any meeting of shareholders called for the election of directors or 10 days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholders; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee."

                  Only holders of Common Stock of the Company of record at the close of business on August 11, 2000 will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

                                             By Order of the Board of Directors,



                                             H. Rhoads Martin, Jr.
                                             Chairman of the Board

Orange, California
August 18, 2000

                  PLEASE MARK, SIGN AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE MEETING, AT ANY TIME PRIOR TO ITS EXERCISE BY FOLLOWING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

PLEASE INDICATE ON THE PROXY WHETHER YOU EXPECT TO ATTEND THE MEETING SO THAT WE MAY ARRANGE FOR ADEQUATE ACCOMMODATIONS.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF

                                     [LOGO]


                          To Be Held September 27, 2000

                  This proxy statement is furnished in connection with the solicitation of proxies to be used by the Board of Directors of BYL Bancorp (the "Company") at the 2000 Annual Meeting of Shareholders of the Company currently scheduled to be held at the Yorba Linda Community Center, Club Room, 4501 Casa Loma Avenue, Yorba Linda, California on September 27, 2000 at 9:00 a.m., and at any adjournments thereof (the "Meeting").

                  The matters to be considered and voted upon at the Meeting will include:

                  1. ELECTION OF DIRECTORS. To elect the following four (4) directors of the Company to serve as directors of the Company until the 2002 Annual Meeting of Shareholders and until their respective successors shall be elected and qualified:

                  Eddie Fischer                               John F. Myers
                  Barry Moore                                 Brent Wahlberg

                  2. OTHER BUSINESS. To consider and transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

                  This Proxy Statement, the accompanying form of proxy and the Annual Report to Shareholders for the fiscal year ended December 31, 1999 are being mailed on approximately August 25, 2000 to all persons who were shareholders as of August 11, 2000.

REVOCABILITY OF PROXIES

                  A form of proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxyholders will be revoked if the person executing the proxy is present at the Meeting and advises the Chairman of his election to vote in person. Shares represented by a properly executed proxy received prior to the Meeting will be voted in accordance with the shareholder's specifications, as noted on the proxy, or if not otherwise specified, and unless revoked, such shares will be voted in favor of election of the nominees specified herein and in favor of the other proposals specified herein.

                  The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Meeting and may include: approval of minutes of the prior annual meeting, which will not constitute ratification of the actions taken at such meeting; action with respect to procedural matters pertaining to the conduct of the Meeting; and election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve.

PERSONS MAKING THE SOLICITATION

                  The Company's Board of Directors is soliciting the enclosed proxy. The principal solicitation of proxies is being made by mail, although additional solicitation may be made by telephone, telegraph or personal visits by directors, officers and employees of the Company. The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy soliciting firm engaged by the Company.

                                VOTING SECURITIES

OUTSTANDING SHARES AND RECORD DATE

                  Shareholders of record as of the close of business on August 11, 2000 ("Record Date") will be entitled to notice of and to vote at the Meeting. As of such date, the Company had outstanding 2,538,435 shares of common stock, no par value ("Common Stock").

VOTING RIGHTS

                  For each matter submitted to the vote of the shareholders, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock he or she held of record on the books of the Company as of the Record Date. At the 1997 Special Meeting of Shareholders, when the Company was approved to become a bank holding company for Bank of Yorba Linda, now known as BYL Bank Group, the Company's Proxy Statement contained a description of the Company's Articles of Incorporation, as amended, that eliminated cumulative voting in connection with the Election of Directors.

                  The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum for the Meeting. Votes cast by proxy or in person at the Meeting will be counted by appointed inspectors of election. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast." The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote or that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information as of August 11, 2000 pertaining to beneficial ownership of the Company's common stock by persons known to the Company to own five percent (5%) or more of such stock, current directors and Executive Officer of the Company, and all directors and Executive Officers(1) of the Company as a group. The information contained herein has been obtained from the Company's records and from information furnished directly by the individual or entity to the Company. All shares are held with shared voting and investment power except as otherwise indicated. All addresses of Directors and Executive Officers are in care of the Company at 1875 North Tustin Street, Orange, California.

                  The table should be read with the understanding that more than one (l) person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. In addition, shares of Common Stock issuable pursuant to options which may be exercised within sixty
(60) days of August 11, 2000 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest.


                                                                                Beneficial Ownership(2)
                                                                                of Common Stock on
                                                                                   August 11, 2000
     Name                           Title                                  Shares                 Percent
     ----                           -----                                  ------                 -------

Henry E. Cox II(3)                  Director                                  117,388 (4)            4.62%

Eddie R. Fischer(5)                 Director                                   78,417 (6)            3.09%

Neil F. Hatcher(7)                  Director                                  108,876 (8)            4.29%

H. Rhoads Martin                    Director                                   15,749 (9)            0.62%

Barry Moore                         Senior Executive Vice President            29,834(10)            1.18%
                                    and Chief Operating Officer of
                                    the Bank; Executive Vice President
                                    and Chief Financial Officer of the
                                    Company

Michael H. Mullarky                 Executive Vice President                   29,834(11)            1.18%
                                    and Chief Credit Officer of
                                    the Bank

John F. Myers                       Director, Secretary                        16,066(12)            0.63%

Gary Strachn(13)                    Senior Vice President and                   2,000(14)            0.08%
                                    Chief Financial Officer of the
                                    Bank

Robert Ucciferri                    President, Chief Executive                 75,378(15)            2.97%
                                    Officer and Director

Gloria J. Van Kampen (16)           Executive Vice President/                  48,071(17)            1.89%
                                    Chief Administrative Officer
                                    of the Bank

Brent W. Wahlberg                   Director                                   17,471(18)            0.69%

All Directors and Executive                                                   553,451(19)           21.80%
Officers as a Group (11 in number)


----------
         (1) As used throughout this Proxy Statement, the term "officer" or "executive officer" refers to the President and Chief Executive Officer, the Senior Executive Vice President/Chief Operating Officer, the Executive Vice President/Chief Credit Officer, the Executive Vice President/Chief Administrative Officer, and the Senior Vice President /Chief Financial Officer.

         (2) Beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of such security; and/or the investment power, which includes the power to dispose, or to direct the disposition, of such security. Beneficial owner also includes any person who has the right to acquire beneficial ownership of such security as defined above within sixty (60) days of August 11, 2000.

         (3) Mr. Cox was appointed to the Board of Directors of the Company and its wholly-owned subsidiary upon the merger of DNB Financial with the Company on May 29, 1998.

         (4) Includes 300 shares of common stock which may be acquired by Mr. Cox upon exercise of stock options.

         (5) Mr. Fischer was appointed to the Board of Directors of the Company and its wholly-owned subsidiary upon the merger of DNB Financial with the Company on May 29, 1998.

         (6) Includes 300 shares of common stock which may be acquired by Mr. Fischer upon exercise of stock options.

         (7) Mr. Hatcher was appointed to the Board of Directors of the Company and its wholly-owned subsidiary upon the merger of DNB Financial with the Company on May 29, 1998.

         (8) Includes 300 shares of common stock which may be acquired by Mr. Hatcher upon exercise of stock options.

         (9) Includes 8,200 shares of Common Stock which may be acquired by Mr. Martin upon exercise of stock options.

         (10) Includes 43,701 shares of Common Stock which may be acquired by Mr. Moore upon exercise of stock options.

         (11) Includes 4,167 shares held in the Joseph W. Mullarky Testamentary Trust dated January 5, 1987, and Mr. Michael Mullarky acts as sole trustee. Includes 14,835 shares of Common Stock which may be acquired by Mr. Mullarky upon exercise of stock options.

         (12) Includes 8,867 shares of Common Stock which may be acquired by Mr. Myers upon exercise of stock options.

         (13) Mr. Strachn is not on the Board of the Company or its wholly-owned subsidiary, but was appointed an Senior Vice President/Chief Financial Officer of its wholly-owned subsidiary on September 22, 1999.

         (14) Includes 0 shares of Common Stock which may be acquired by Mr. Strachn upon exercise of stock options.

         (15) Includes 38,066 shares of Common Stock which may be acquired by Mr. Ucciferri upon exercise of stock options.

         (16) Ms. Van Kampen is not on the Board of the Company or its wholly-owned subsidiary, but was appointed an Executive Vice President/Chief Administrative Officer of its wholly-owned subsidiary upon the merger of DNB Financial with the Company on May 29, 1998.

         (17) Includes 1,600 shares of common stock which may be acquired by Ms. Van Kampen upon exercise of stock options.

         (18) Includes 6,600 shares of Common Stock which may be acquired by Mr. Wahlberg upon exercise of stock options.

         (19) Includes 108,626 shares of Common Stock which may be acquired upon exercise of stock options.

                        PROPOSAL 1: ELECTION OF DIRECTORS

NUMBER OF DIRECTORS AND DIVISION OF DIRECTORS INTO CLASSES

                  The Articles of Incorporation and Bylaws of the Company provide that the number of directors of the Company may be no less than six (6) and no more than eleven (11), with the exact number to be fixed by a resolution of the Board of Directors or the shareholders. The Board of Directors has fixed the number of directors at eight (8).

                  At the 1997 Special Meeting of Shareholders of the Bank, the shareholders approved the formation of the Company as a bank holding company for Bank of Yorba Linda, now known as BYL Bank Group. The Company's Articles of Incorporation provides that as a "listed corporation," i.e., a corporation with outstanding securities designated as qualified for trading as a national market system security on NASDAQ, the directors are divided into two classes, Class I and Class II, with the directors to be divided between the classes as equally as possible. The Articles of Incorporation also provides that the directors selected for Class I would be elected at the 1998 Annual Meeting of Shareholders for a two (2) year term, and the directors selected for Class II would be elected at the 1999 Annual Meeting of Shareholders for a two (2) year term. As a result, the directors selected for Class I will be elected for a two (2) year term at the 2000 Annual Meeting of Shareholders.

NOMINEES FOR ELECTION AS DIRECTORS

                  The Board of Directors has selected Messrs. Fischer, Moore, Myers, and Wahlberg as the directors of Class I, who if elected at the 2000 Annual Meeting of Shareholders, will hold office until the 2002 Annual Meeting of Shareholders. The Board of Directors has also selected Messrs. Cox, Hatcher, Martin and Ucciferri as the directors of Class II, who were elected at the 1999 Annual Meeting of Shareholders and will hold office until the 2001 Annual Meeting of Shareholders. Mr. Myers, originally selected as part of Class II, has been moved to Class I as a result of the resignation of Mr. Leonard Lindborg, in order to comply with the requirement contained in the Company's bylaws that each class of directors be as equal as possible.

                  If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

Additional nominations can be made only by complying with the notice provisions included in the Notice of Meeting. This Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if not followed. The five (5) nominees receiving the highest number of Common Stock votes at the Meeting shall be elected.

                  The following table provides certain information as of the Record Date with respect to each person nominated and recommended to be elected by the current Board of Directors of the Company, as well as all other Directors. Reference is made to the section entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for information pertaining to stock ownership of the nominees.


                                                                                             Year First
Name of Director                                                                             Appointed
and Offices Held                               Business Experience                           or Elected
(Other than Director)            Age (1)       During Past 5 Years                            Director
---------------------            ---           -------------------                            --------

Henry E. Cox II                   61           President and CEO, Jurupa Western                1998

Eddie R. Fischer                  64           CEO, Vista Paints                                1998

Neil F. Hatcher                   62           Retired, former President and CEO                1998
                                               of DANB

H. Rhoads Martin, Jr.             53           President, Martin Companies, a real              1990
                                               estate investment and property
                                               management firm

John F. Myers,                    63           Retired Pharmacist, former owner,                1990
 Secretary                                     B&B Pharmacy

Barry J. Moore,                   51           Banker (2)                                       1996
Executive Vice President

Robert C. Ucciferri,              63           Banker (3)                                       1990
 President

Brent W. Wahlberg                 79           Retired (formerly Vice President of              1979
                                               Eadington Fruit Company)

                  There are no family relationships between any of the directors or executive officers of the Company.

                  THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF ELECTION OF EACH OF THE NOMINEES. YOU ARE URGED TO VOTE FOR PROPOSAL 1: TO ELECT THE FOUR (4) NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE 2002 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND QUALIFIED: EDDIE R. FISCHER, BARRY MOORE, JOHN F. MYERS AND BRENT WAHLBERG.

----------
         (1)      Ages are as of August 11, 2000

         (2) Mr. Moore was first employed by the Bank in 1980 as Vice President Branch Manager/Commercial Lender. He left shortly thereafter to relocate to San Diego (Torrey Pines Bank). He returned to the Bank in 1986 as Executive Vice President/Credit Administrator. Mr. Moore was appointed Chief Financial Officer in 1991 and has served as a Director since January 1996.

         (3) Prior to joining the Company, Mr. Ucciferri served in various positions with Citizens Bank of Costa Mesa and El Camino Bank, both owned by the same holding company. His positions included President of both Companies (at different times) and Executive Vice President of Citizens Bank.

THE BOARD OF DIRECTORS AND COMMITTEES

                  During 1999, the Board of Directors of the Company held TWELVE
(12) regular meetings and NO special meetings. In addition, during 1999, the Board of Directors of the Bank held TWELVE (12) regular meetings and TWO (2) special meetings. In addition to meeting as a group to review the Company's business, certain members of the Board of Directors of the Company also devoted their time and talents to the following standing committees:

                  The Bank's Asset & Liability Management Committee is currently composed of Directors Moore (Chairman) and Ucciferri and Executive Officers Mike Mullarky, Gary Strachn and Gloria Van Kampen. This Committee, which met TWELVE
(12) times in 1999, is charged with managing the Bank's assets and liabilities, including the management of interest and repricing opportunities and maturity elements.

                  The Bank's Audit Committee, currently composed of Directors Hatcher (Chairman), Fischer, Martin, Myers, and Wahlberg , met SIX (6) times in 1999. The purpose of this Committee is to direct the audits and credit review activities and to make certain that these functions are performed with the necessary freedom and independence to insure the examination of all records, and to recommend to the Board of Directors the appointment of an outside accounting firm and to meet with and review the reports of the accounting firm.

                  The Bank's Compensation Committee, currently composed of Directors Cox (Chairman), Martin, Myers, and Ucciferri, met FIVE (5) times in 1999. This Committee makes recommendations to the Board of Directors regarding compensation matters, some of which may be delegated to this Committee.

                  The Bank's Facilities Committee, currently composed of Directors Fischer [Chairman) and Moore and officers Gary Strachn and Gloria Van Kampen, met FOUR (4) times in 1999. This Committee reviews the Bank's leases and mortgages and makes recommendations to the Board of Directors regarding renegotiating leases, refinancing mortgages, selling real property housing branches or divisions of the Bank, and relocations of said branches/divisions.

                  The Bank's Investment Committee is composed of Directors Wahlberg (Chairman), Moore and Ucciferri and Executive Officer Gary Strachn. This committee, which did not meet in 1999, is charged with managing the Bank's investment portfolio.

                  The Company's Mergers & Acquisitions Committee, currently composed of Directors Cox (Chairman), Martin, Moore and Ucciferri, met FOUR (4) times in 1999. This Committee makes recommendations to the Board of Directors regarding possible mergers, acquisitions and sales with or by other financial institutions.

                  The Company's Stockholders Committee is currently composed of Director Myers (Chairman). This Committee monitors BYL Bancorp stock purchases and sales by directors and executive officers and makes recommendations to the Board of Directors regarding how to enhance stockholders' value.
It met TEN (10) times in 1999.

                  The Company's Stock Option Committee is currently composed of Directors Wahlberg (Chairman), Hatcher, Martin and Ucciferri. The Committee, which has the responsibility of recommending stock repurchases, increasing the number of stock options and changes to the Company's Stock Option Plan, met TWO
(2) times in 1999.

                  The Bank's Technology Steering Committee, currently composed of Directors Moore (Chairman), Myers and Ucciferri and key bank executives, met FIVE (5) times in 1999. This Committee oversees the implementation of technology throughout the Bank and approves policies and procedures related to the use and purchase of technology.
                  The Company does not have a standing Nominating Committee, but the full Board of Directors acts as a Nominating Committee.

                  None of the incumbent Directors attended less than seventy-five percent (75%) of all Board and committee meetings held during the period for which he has been a Director.

EXECUTIVE OFFICERS

                  The following table sets forth as to each of the persons who currently serves as an executive officer of the Company, such person's age, principal, occupation, current position with the Company and/or the Bank, and the period during which the person has served in such position.


                                                                                    Bank           Company
                                    Business Experience                           Executive        Executive
Name and Position          Age      During Past Five Years                      Officer Since     Officer Since
-----------------          ---      ----------------------                      -------------     -------------

Robert Ucciferri           63       President and Chief Executive Officer           1990               1997

Barry J. Moore             51       Senior Executive Vice President,                1986               1997
                                    Chief Operating Officer of the Bank;
                                     and Executive Vice President and
                                    Chief Financial Officer of the Company

Michael H. Mullarky (1)    53       Executive Vice President and Chief              1990           Not Applicable
                                    Credit Officer of the Bank

Gary R. Strachn (2)        56       Senior Vice President and                       1998           Not Applicable
                                    Chief Financial Officer
                                    of the Bank

Gloria Van Kampen (3)      53       Executive Vice President and                    1998           Not Applicable
                                    Chief Administrative Officer
                                    of the Bank


----------
         (1) Executive Vice President and Chief Credit Officer Michael Mullarky joined the Bank in 1991. Mr. Mullarky has a total of 27 years of banking experience, primarily in lending and credit administration. He served at Citizens Bank of Costa Mesa for 9 years as part of senior management and was the S.V.P./Loan Administrator at the time he left to join the Bank.

         (2) Senior Vice President and Chief Financial Officer Gary R. Strachn joined the Company's wholly-owned subsidiary on October 29, 1998. Mr. Strachn has a total of 21 years experience in Banking in California, serving as Chief Financial Officer of various organizations over the last 19 years. Mr. Strachn also has 7 years experience with local and national CPA.

         (3) Executive Vice President and Chief Administrative Officer Gloria Van Kampen joined the Company's wholly-owned subsidiary on May 29, 1998 as a result of the acquisition of DNB Financial by the Company. Ms. Van Kampen previously served as Executive Vice President of DNB Financial ("DNBF") and its wholly-owned subsidiary, De Anza National Bank ("DANB"), since June 1994. Prior to that time, Ms. Van Kampen served as Senior Vice President of DANB and DNBF from June 1988 until June 1994, and as Assistant Vice President of DANB from June 1982 until June 1984, and as Vice President from July 1984 until 1988. Ms. Van Kampen served as Chief Financial Officer of DANB since June 1984 and of DNBF since June 1988.

DIRECTOR COMPENSATION

                  During 1999, the paid compensation equal to $2,000 per month for each director minus the amount of medical insurance premium payments paid on behalf of each director if a director elects to be covered under the Company's medical insurance plan, except that Messrs. Ucciferri and Moore receive $500 per month.


EXECUTIVE COMPENSATION

                  Executive officers receive no compensation for their services on behalf of the Company. The following summary compensation table sets forth, for the last three (3) completed fiscal years, the cash and certain other compensation paid by the Bank to the Bank's President and Chief Executive Officer and the other Executive Officers of the Bank whose total annual salary and bonus for the fiscal year ended December 31, 1999 exceeded $100,000.



                                                                                                   Long-Term         All Other
                                                      Annual Compensation                        Compensation      Compensation
                                                      -------------------                        -------------     ------------
              (A)                      (B)             (C)(1)        (D)(2)          (E)(3)
                                                                                                      Awards
                                                                                                      Stock
                                                                                   Other Annual      Options
Name and Principal Position        Fiscal Year      Salary ($)     Bonus ($)       Compensation        (#)               $
---------------------------        -----------      ----------     ---------       ------------        ---               -

Robert Ucciferri                       1999         $216,666           $-0-             $-0-              -0-        $56,330 (4)
                                       1998         $200,000       $366,405             $-0-            7,000        $55,673 (5)
                                       1997         $149,000       $441,100             $-0-           13,333        $54,338 (6)
Barry J. Moore                         1999         $175,000           $-0-             $-0-              -0-        $27,264 (7)
                                       1998         $159,000       $182,115             $-0-            8,500        $25,081 (8)
                                       1997         $110,000       $221,100             $-0-           25,334        $24,420 (9)
Mike Mullarky                          1999         $103,000           $-0-             $-0-              -0-        $23,496 (10)
                                       1998         $103,700       $121,893             $-0-            7,500        $18,200 (11)
                                       1997         $ 85,000       $170,900             $-0-            3,334        $10,150 (12)
Gary R. Strachn                        1999         $ 77,583           $-0-             $-0-              -0-        $12,118 (13)
Gloria Van Kampen                      1999         $130,000           $-0-             $-0-              -0-        $12,688 (14)
                                       1998         $112,000      $  76,885             $-0-            8,000        $ 2,346 (15)

----------
         (1) Total base salary paid for fiscal years 1999, 1998 and 1997 for the Bank.

         (2) The chart reflects the following bonuses earned in 1996 and paid in 1997: Mr. Ucciferri ($95,785), Mr. Moore ($43,825) and Mr. Mullarky ($40,715). The chart also reflects the following bonuses earned in 1997 and paid in 1998: Mr. Ucciferri ($441,100), Mr. Moore ($221,100), and Mr. Mullarky ($170,900).
                  The chart also reflects the following bonuses earned in 1998 and paid in 1999; Mr. Ucciferri ($366,405), Mr. Moore ($182,115), Mr. Mullarky ($121,893) and Ms. Van Kampen ($76,885).

         (3) Represents the dollar value of other annual compensation not properly categorized as salary or bonus; including (i) perquisites and other personal benefits, securities or property unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer in columns
                  (C) and (D); (ii) above-market or preferential earnings on restricted stock, options, stock appreciation rights ("SARs") or deferred compensation paid during the fiscal year or payable during that period but deferred at the election/ of the named executive officer; (iii) earnings on long-term incentive plan ("LTIP") compensation paid during the fiscal year or payable during that period but deferred at the election of the named executive officer; (iv) amounts reimbursed during the fiscal year for the payment of taxes; and (v) the dollar value of the difference between the price paid by a named executive officer for any security of the Bank purchased from the Bank (through deferral of salary or bonus, or otherwise), and the fair market value of such security at the date of purchase, unless that discount is available generally, either to all security holders or to all salaried employees of the registrant. None of the named officers had other annual compensation in excess of 10% of the total annual salary and bonus reported for any of the last three fiscal years.

         (4) Includes $6,000 received from the Bank as director's fees, $39,661 Salary Continuation Agreement accruals paid, and $9,889 in health and life insurance premiums.

         (5) Includes $6,000 received from the Bank as director's fees, $39,661 Salary Continuation Agreement accruals, and $10,012 in health and life insurance premiums.

         (6) Includes $2,400 received from the Bank as director's fees, $8,668 Salary Continuation Agreement accruals, and $8,008 in health and life insurance premiums.

         (7) Includes $6,000 received from the Bank as director's Fees, $8,668 Salary Continuation Agreement accruals, and $11,816 in health and life insurance premiums.

         (8) Includes $6,000 received from the Bank as director's Fees, $8,668 Salary Continuation Agreement accruals, and $10,413 in health and life insurance premiums.

         (9) Includes $2400 received from the Bank as director's fees, $8,668 Salary Continuation Agreement accruals, and $9,752 in health and life insurance premiums.

        (10) Includes $11,976 in health and life insurance premiums and $10,740 Salary Continuation Agreement accruals.

        (11) Includes $11,040 in health and life insurance premiums and $7,160 Salary Continuation Agreement accruals.

        (12)      Includes $ 10,150 in health and life insurance premiums.

        (13) Includes $1,318 in health and life insurance premiums and an auto allowance of $10,800.

        (14)      Includes $2,346 in health and life insurance premiums.

        (15) Includes $6,768 in health and life insurance premiums and $5,920 Salary Continuation Agreement accruals.

EMPLOYMENT AGREEMENTS

                  On November 28, 1995, the Bank and Mr. Ucciferri executed a five (5) year employment agreement commencing January 1, 1996 at a base salary of $120,000 per annum, which will be reviewed annually by the Board. Mr. Ucciferri's base salary for 1999 was $225,000. Mr. Ucciferri is also entitled to the use of a car, and Mr. Ucciferri may also participate in any bonus, pension or profit sharing plan or other employee benefit plan that is or may be adopted by the Bank. Mr. Ucciferri is also entitled to five (5) weeks vacation per year and appropriate medical and dental insurance. If Mr. Ucciferri is terminated without cause, he will be entitled to twelve (12) months severance pay, and if Mr. Ucciferri is terminated within nine (9) months of a merger, or change of control of more than 25% of the issued and outstanding stock of the Bank, Mr. Ucciferri will be entitled to twenty-four (24) months severance pay. The agreement also contains provisions regarding disability and dispute resolution procedures.

                  On November 28, 1995, the Bank and Mr. Moore executed a five
(5) year employment agreement commencing January 1, 1996 at a base salary of $85,000 per annum, which will be reviewed annually by the Board. Mr. Moore's base salary for 1999 was $175,000. Mr. Moore is also entitled to the use of a car, and Mr. Moore may also participate in any bonus, pension or profit sharing plan or other employee benefit plan that is or may be adopted by The Bank. Mr. Moore is also entitled to five (5) weeks vacation per year and appropriate medical and dental insurance. If Mr. Moore is terminated without cause, he will be entitled to twelve (12) months severance pay, and if Mr. Moore is terminated within nine (9) months of a merger, or change of control of more than 25% of the issued and outstanding stock of the Bank, Mr. Moore will be entitled to twenty-four (24) months severance pay. The agreement also contains provisions regarding disability and dispute resolution procedures.
                  On November 28, 1995, the Bank and Mr. Mullarky executed a five (5) year employment agreement commencing January 1, 1996 at a base salary of $85,000 per annum, which will be reviewed annually by the Board. Mr. Mullarky's base salary for 1999 was $103,000. Mr. Mullarky is also entitled to the use of a car, and Mr. Mullarky may also participate in any bonus, pension or profit sharing plan or other employee benefit plan that is or may be adopted by the Bank. Mr. Mullarky is also entitled to five (5) weeks vacation per year and appropriate medical and dental insurance. If Mr. Mullarky is terminated without cause, he will be entitled to twelve (12) months severance pay, and if Mr. Mullarky is terminated within nine (9) months of a merger, or change of control of more than 25% of the issued and outstanding stock of the Bank, Mr. Mullarky will be entitled to twenty-four (24) months severance pay. The agreement also contains provisions regarding disability and dispute resolution procedures.

                  On May 29, 1998, the Bank and Ms. Van Kampen executed a three
(3) year employment agreement commencing May 29, 1998 at a base salary of $112,000 per annum, which shall be reviewed annually by the Board. Ms. Van Kampen's base salary for 1999 is $130,000. Ms. Van Kampen is also entitled to the use of a car, and Ms. Van Kampen may also participate in any bonus, pension or profit sharing plan or other employee benefit plan that is or may be adopted by the Bank. Ms. Van Kampen is also entitled to five (5) weeks vacation per year and appropriate medical and dental insurance. If Ms. Van Kampen is terminated without cause, she will be entitled to twelve (12) months severance pay, and if Ms. Van Kampen is terminated within nine (9) months of a merger, or change of control of more than 25% of the issued and outstanding stock of the Bank, Ms. Van Kampen will be entitled to twenty four (24) months severance pay. The agreement also contains provisions regarding disability and dispute resolution procedures.

                  On December 22, 1999, the Bank and Mr. Strachn executed a one
(1) year employment agreement commencing December 22, 1999 at a base salary of $85,000 per annum, which shall be reviewed annually by the Board. Mr. Strachn's base salary for 1999 is $85,000. Mr. Strachn is also entitled to the use of a car, and Mr. Strachn, pension or profit sharing plan or other employee benefit plan that is or may be adopted by the Bank. Mr. Strachn is also entitled to five
(5) weeks vacation per year and appropriate medical and dental insurance. If Mr. Strachn is terminated without cause, he will be entitled to nine (9) months severance pay, and if Mr. Strachn is terminated within nine (9) months of a merger, or change of control of more than 25% of the issued and outstanding stock of the Bank, Mr. Strachn will be entitled to eighteen (18) months severance pay. The agreement also contains provisions regarding disability and dispute resolution procedures.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Bank's Compensation Committee is comprised of directors Cox (Chairman), Martin, Myers, and Ucciferri. Mr. Ucciferri served as an executive officer of the Bank during 1999. All of the above directors have had loans outstanding from the Bank during 1999, except for Mr. Ucciferri.

                  Mr. Ucciferri did not participate in the discussion of his respective compensation or performance when such matter was addressed by the committee.

COMPENSATION COMMITTEE REPORT

                  The compensation committee meets annually to review the salaries and bonuses of all executive and senior officers of the Bank. Upon their recommendation, the Bank's full board then approves salary modifications and bonuses, if any, for all Bank executive officers. While all officers are reviewed, particular emphasis is placed upon the salaries paid to executive officers.

                  The goal of the compensation program is to align compensation with business objective and performance, and to enable the Bank to attract and reward executive officers whose contributions are critical to the long-term success of the Bank. The Bank is committed to maintaining a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Bank regularly compares its pay practices with those of other leading independent banks and sets its pay parameters based upon this review.

                  Executive officers are rewarded based upon corporate performance and individual contribution. Bank performance is evaluated by reviewing the extent to which strategic and business plan goals have been met. Individual contribution is evaluated by reviewing the progress of the Bank against set objectives in the individuals area of responsibility.

CEO COMPENSATION

                  Robert Ucciferri has been President and Chief Executive Officer ("CEO") of the Bank since 1990, and President and CEO of the Company since it was formed in 1997. In setting Mr. Ucciferri's compensation, the Compensation Committee made an overall assessment of Mr. Ucciferri's leadership in achieving the Company's long-term strategic and business goals. During 1999, particular emphasis was placed on enhancing shareholders' value. The Committee paid specific attention to variation in budget projections as well as executive compensation surveys from the California Banking Association, Department of Financial Institutions and banks headquartered in the Company's local market area. Mr. Ucciferri's salary reflects a consideration of both competitive forces and the Company's performance.

COMPENSATION COMMITTEE

Henry C. Cox II
H. Rhoads Martin
John F. Myers
Robert Ucciferri

PERFORMANCE GRAPH

                  The chart shown below compares the Company's cumulative total shareholder return from June 11, 1996 with both the NASDAQ Composite Index and an index developed by SNL Securities LC that represents Western Banks.

              Comparison from June 11, 1996 Cumulative Total Return Among the Company, NASDAQ Index and SNL Western Bank Index



                                                                   PERIOD ENDING
                                    -------------------------------------------------------------------------------
INDEX                               6/11/96            6/30/96       12/31/96     12/31/97     12/31/98    12/31/99
-------------------------------------------------------------- ----------------------------------------------------
BYL Bancorp                         100.00              102.20         125.55       233.95       103.03      105.54
NASDAQ- Total U.S.*                 100.00               96.39         104.76       128.36       180.98      336.44
SNL Western Bank Index              100.00               99.22         122.35       180.36       184.81      190.99

*SOURCE:_ CRSP, CENTER FOR RESEARCH IN SECURITY PRICES, GRADUATE SCHOOL OF
 BUSINESS, THE UNIVERSITY OF CHICAGO 1999._
 USED WITH PERMISSION._ ALL RIGHTS RESERVED._ CRSP.COM.

SALARY CONTINUATION AGREEMENTS

                  On November 28, 1995, the Bank approved a Salary Continuation Agreement for Mr. Ucciferri effective January 1, 1996 that would provide an annual sum of $64,700 in equal monthly installments over a ten (10) year period upon his retirement at age 67. The Bank has purchased single premium life insurance to cover the retirement benefits. The Bank must accrue increasing amounts every year in order to fund various provisions of the Agreement, including provisions regarding death after retirement, death prior to retirement, and disability prior to retirement provisions. In 1999, the Bank accrued $39,661 for Mr. Ucciferri's benefit, and the Bank has accrued a total of $158,644 through December 31, 1999 for Mr. Ucciferri's benefit. If Mr. Ucciferri voluntarily terminates his employment, he will receive the accrued amount under the Agreement within two (2) years of the termination. If Mr. Ucciferri is terminated without cause, Mr. Ucciferri will begin receiving the amount accrued in the year of termination at age sixty-seven (67) in equal monthly installments spread over ten (10) years. Mr. Ucciferri will receive no benefits under the Agreement if Mr. Ucciferri's employment is terminated for cause.

                  On November 28, 1995, the Bank approved a Salary Continuation Agreement for Mr. Moore effective January 1, 1996 that would provide an annual sum of $64,800 in equal monthly installments over a ten (10) year period upon his retirement at age sixty-five (65). The Bank has purchased single premium life insurance to cover the retirement benefits. The Bank must accrue increasing amounts every year in order to fund various provisions of the Agreement, including provisions regarding death after retirement, death prior to retirement, and disability prior to retirement provisions. In 1999, the Bank accrued $8,668 for Mr. Moore's benefit, and the Bank has accrued a total of $34,672 through December 31, 1999 for Mr. Moore's benefit. If Mr. Moore voluntarily terminates his employment, he will receive the accrued amount under the Agreement within two (2) years of the termination. If Mr. Moore is terminated without cause, Mr. Moore will begin receiving the amount accrued in the year of termination at age sixty-five (65) in equal monthly installments spread over ten (10) years. Mr. Moore will receive no benefits under the Agreement if Mr. Moore's employment is terminated for cause.

                  Effective July 21, 1998, the Bank entered into a Salary Continuation Agreement for Mr. Mullarky that would provide an annual sum of $60,100 in equal monthly installments over a ten (10) year period upon his retirement at age sixty-five (65). The Bank has purchased single premium life insurance to cover the retirement benefits. The Bank must accrue increasing amounts every year in order to fund various provisions of the Agreement, including provisions regarding death after retirement, death prior to retirement, and disability prior to retirement provisions. In 1999, the Bank accrued $10,740 for Mr. Mullarky's benefit, and the Bank has accrued a total of $17,900 through December 31, 1999 for Mr. Mullarky's benefit. If Mr. Mullarky voluntarily terminates his employment, he will receive the accrued amount under the Agreement within two (2) years of the termination. If Mr. Mullarky is terminated without cause, Mr. Mullarky will begin receiving the amount accrued in the year of termination at age sixty-five (65) in equal monthly installments spread over ten (10) years. Mr. Mullarky will receive no benefits under the Agreement if Mr. Mullarky's employment is terminated for cause.

                  On August 25, 1999, the Bank approved a Salary Continuation Agreement for Ms. Van Kampen effective August 27, 1999 that would provide an annual sum of $60,000 in equal monthly installments over a ten (10) year period upon his retirement at age sixty-five (65). The Bank has purchased single premium life insurance to cover the retirement benefits. The Bank must accrue increasing amounts every year in order to fund various provisions of the Agreement, including provisions regarding death after retirement, death prior to retirement, and disability prior to retirement provisions. In 1999, the Bank accrued $5,920 for Ms. Van Kampen's benefit, and the Bank has accrued a total of $5,920 through December 31, 1999 for Ms. Van Kampen's benefit. If Ms. Van Kampen voluntarily terminates his employment, he will receive the accrued amount under the Agreement within two (2) years of the termination. If Ms. Van Kampen is terminated without cause, Ms. Van Kampen will begin receiving the amount accrued in the year of termination at age sixty-five (65) in equal monthly installments spread over ten (10) years. Ms. Van Kampen will receive no benefits under the Agreement if Ms. Van Kampen's employment is terminated for cause.

BANK BONUS POOL

                  In December 1991, the Board of Directors established a Bonus Pool which takes effect only if certain threshold tests are met. The Bonus Pool is calculated based on the Banks return on equity, loan losses and income after taxes. In 1994, the 1991 Bonus Pool called for payment of $170,982 although actual payment was only $28,020 of which $20,000 was paid to the three Executive Officers and $8,020 was distributed among 42 staff members. The $142,962 difference between the calculated and actual bonus was not accepted by executive management in order to maintain an adequate Tier 1 capital ratio. In 1995, the 1991 Bonus Pool accrued a total of $448,092; $177,370 was paid in 1995 and the balance of $270,722 was paid in February 1996. Of the $448,092 total, $412,032 was paid to the three Executive Officers and $36,090 was distributed among 42 employees.

                  In April 1996, the Board of Directors adopted the 1996 Executive Incentive Plan for the top executive officers of the Bank. The performance criteria includes return on average shareholders equity and average loan. In order to be eligible for incentive payout, the Bank must be satisfactorily rated by its regulatory agencies. In 1998, the 1996 Executive Incentive Plan accrued a total of $715,000. The sum of $747,298 was paid March 18, 1999 to the top four executive officers of the Bank. In 1999, the 1996 Executive Incentive Plan did not accrue any funds for incentive payout. No payment has been dispersed in 2000 to the top four executive officers of the Bank.

401(k) PLAN

                  Effective February 1, 1992, the Bank adopted a 401(k) Plan that allows eligible employees to contribute, as deferred compensation, between one percent (1%) and fifteen percent (15%) of their salary to a trust established pursuant to the 401(k) Plan. The Bank may match contributions up to a given percentage of each participant's compensation. In addition, the Bank may make additional contributions on a discretionary basis as a profit sharing contribution. Contributions by the Bank vest over a five year period. In 1999, the Bank matched dollar for dollar contributed up to a maximum of 4% of an individual's salary or $4,000 dollars, whichever was less.

COMPANY 1997 STOCK OPTION PLAN

                  Shareholders of the Bank, as prospective shareholders of the Company, approved in October 1997 the Company's 1997 Stock Option Plan (the "Plan"), which was adopted by the Board of Directors of the Company on April 23, 1997, subsequently amended on July 23, 1997 and February 18, 1998. The purpose of the Plan is to strengthen the Company by providing an additional means of attracting and retaining competent managerial personnel and by providing to participating officers, key employees, directors and consultants added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company and the Bank. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such officers, key employees, directors and consultants may purchase shares of Company Common Stock pursuant to options granted in accordance with the Plan.

                  460,519 unissued shares of the Company, or approximately 30% of the then issued and outstanding shares of the Company, were originally reserved for issuance to directors, officers, employees, and consultants ("Eligible Participants"). Options granted pursuant to the Plan may be non-qualified options or incentive stock options within the meaning of Section 422A of the Internal Revenue Code.

                  The Plan is administered by the Board of Directors of the Company or by a committee appointed from time to time by the Board. The Board of Directors or the committee will determine with respect to the Eligible Participants in the Plan and the extent of their participation.

                  The purchase price of stock subject to each option shall be not less than one hundred (100%) of the fair market value of such stock at the time such option is granted. An Eligible Participant owning more than ten percent (10%) of the total combined voting power of all classes of Company stock may only be granted an option with an exercise price at least 110% of the fair value of Common Stock at the date of grant. The purchase price of any shares exercised shall be paid in full in cash or, with the prior written approval of the committee, in shares of the Company or on a deferred basis evidenced by a promissory note. In addition, the optionee shall have the right upon exercise of an option to surrender for cancellation a portion of the option for the number of shares exercised. Options may be granted pursuant to the Plan for a term of up to ten (10) years. Each option shall be exercisable according to the determination of the Board or committee, except that options granted to employees that are not directors or officers shall be exercisable at a minimum of 20% per year over a five year period.

                  Options granted under the Plan shall not be transferable by the optionee during the optionee's lifetime. In the event of termination of employment as a result of the optionee's disability or in the event of an employee's death during the exercise period, to the extent the option is exercisable on the date employment terminates or the date the employee dies, the option shall remain exercisable for up to one (1) year (but not beyond the end of the original option term) by the disabled optionee or, in the event of death of the optionee, a non-qualified option shall be exercisable by the person or persons to whom rights under the option shall have passed by will or the laws of descent and distribution.

                  If an optionee's employment is terminated, unless termination was by reason of disability or death, the optionee shall have the right, for a

3-month period after termination, to exercise that portion of the option which was exercisable immediately prior to such termination. If an optionee's employment is terminated for cause, except for options granted to consultants and business advisors, the optionee shall have the right for a 30 day period after termination, to exercise that portion of the option which was exercisable immediately prior to such termination. In no event may the option be exercised after the end of the original option term.

                  In the event of certain changes in the outstanding Company Common Stock without receipt of consideration by the Company, such as stock dividends, stock splits, recapitalization, reclassification, reorganization, merger, stock consolidation, or otherwise, appropriate and proportionate adjustments shall be made in the number, kind and exercise price of shares covered by any unexercised or partially unexercised options which were already granted. Optionees will receive prior notice of any pending dissolution or liquidation of the Company, or reorganization, merger or dissolution or liquidations of the Company, or reorganization, merger or consolidation where the Company is not the surviving corporation or sale of substantially all the assets of the Company or other form of corporate reorganization in which the Company is not a surviving entity, or the acquisition of stock representing more than 50% of the voting power of the stock of the Company then outstanding ("Terminating Event"). Optionees have thirty (30) days from the date of mailing of such notices to exercise any option in full. After such thirty (30) days, any option not exercised shall terminate and upon the occurrence of the Terminating Event, the Plan shall terminate, unless some other provision is made in connection with the Terminating Event.

                  The Board reserves the right to suspend, amend, or terminate the Plan, and, with the consent of the optionee, make such modifications, of the terms and conditions of his or her option as it deems advisable, such as changing the number of shares or the period such shares are vested, except that the Board may not, without further approval of a majority of the shares, increase the maximum number of shares covered by the Plan, change the minimum option price, increase the maximum term of options under the Plan or permit options to be granted to any one other than an officer, employee, director, or consultant of the Company.

                  Unless previously terminated by the Board of Directors, the Plan shall terminate ten years from the date the Plan was originally adopted by the Board of Directors of the Company, or April 23, 2007.

                  The Company has received a permit from the California Commissioner of Corporations and has registered the Common Stock reserved for issuance under the Plan with the SEC.

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                                                                 Value of
                                                                         Number of              Unexercised
                                                                         Unexercised            In-the-Money
                                                                         Options/SARs           Options/SARs
                                                                         At FY-End (#)          At FY-End (#)
                           Shares Acquired              Value            Exercisable/           Exercisable/
Name                       On Exercise (#)           Realized ($)        Unexercisable          Unexercisable(1)
----                       ---------------           ------------        -------------          -------------

Robert Ucciferri                  10,000                  N/A            38,066/5,600          $323,561/47,600

Barry J. Moore                    -0-                     N/A            43,701/6,800          $371,459/57,800

Michael H. Mullarky               6,666                   N/A            14,835/6,000          $126,098/51,000

Gloria Van Kampen                 -0-                     N/A             1,600/8,000          $ 36,000/54,400

                  As of December 31, 1999, there were options outstanding to purchase a total of 404,102 shares of the Company's Common Stock.

CERTAIN TRANSACTIONS

                  During the previous three (3) years, the Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and their associates. These transactions have been (and those in the future are intended to be) on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features. During the period from January 1, 1999 through December 31, 1999, the maximum aggregate extensions of credit to directors, executive officers and persons with which they are financially or otherwise closely associated was approximately $2,813,549 or 9.9% of the Company's equity capital.

                  Loans to directors, officers and employees or their related interests are permitted, but must be made in compliance with all applicable laws and regulations including Regulation O, Section 215.4(b) of the Financial Institutions Regulatory and Interest Rate Control Act of 1978, and Section 3372 of the California Financial Code. These laws require that all director and director related loan requests are granted with interest rates and terms based on the same criteria as comparable credit risks within the Company. All loans to executive officers and directors must be approved by the Senior Loan Committee prior to submission to the Board of Directors. All loans made to any member of the Board of Directors or the Executive Officers of the Company on behalf of himself or any related entity, or immediate family member requires prior approval of the majority of the full Board of Directors. At December 31, 1999, the Company had $2,810,317 in loan commitments to directors and executive officers with an aggregate outstanding balance of $2,803,317.

                  The Bank leases its Riverside branch office from a partnership, two of whose partners are directors of the Company and the Bank. This branch was acquired in the 1998 acquisition of DNB Financial and DeAnza National Bank. The initial term of the lease commenced in 1982, and the lease expires in 2002, with two ten-year renewal options. Monthly rental expense is currently $14,166, and it is adjusted for cost of living increases every three years. The Bank also pays its pro-rata share of taxes and common operating expenses.

----------
         (1)      As a result of trades on December 31, 1999 at $8.50 per share.


    The Board of Directors recommends a vote "FOR" the Election of Directors

                             ADMINISTRATIVE ACTIONS

                  During late 1999 the FDIC completed an examination of the books and records of the Bank. In connection with this exam the FDIC notified the Bank that it had incorrectly calculated the risk-weighted capital requirements of the assets retained in the Bank's 1998 and 1999 securitizations. The FDIC also challenged the assumptions and financial model used by the Bank in valuing these residual assets. Based on the assumptions deemed acceptable by the FDIC, the FDIC believed the Bank's residual assets were overstated by $2.6 million. Although the Bank disagrees with the assumptions recommended by the FDIC, it has agreed to reflect this adjustment in its Quarterly Call Reports, primarily for regulatory capital purposes and also to engage an independent third-party to review the assumptions used by the Bank as well as design a financial model to more accurately measure the value of residual assets in future reporting periods.

                  Primarily due to these items, the Bank has been classified as undercapitalized. As a result, the Bank filed a capital restoration plan with the FDIC, which provided that the Bank expects to be adequately capitalized by March 31, 2000. As of March 31, 2000, the Bank was adequately capitalized. The capital restoration plan also provides for increasing levels of capital every quarter until the Bank is well capitalized in 2001. The Bank has eliminated asset securitizations from its business plan. The Bank will continue operations of all traditional retail banking activities through the Bank's existing branch system. As of June 30, 2000, Bank management believes the Bank is adequately capitalized, as the Bank's Tier 1 Capital Ratio was 7.94% and the Total Risk Based Capital Ratio was 8.93% as of June 30, 2000.

                  The Bank has now amended its call reports in order to reflect the proper computation of risk-weighted capital for residual assets and for the $2.6 million adjustment to these residual assets pursuant to the Bank's agreement with the FDIC. All call reports from December 31, 1998 through March 31, 2000 have been restated, also pursuant to the agreement with the FDIC.

                  In addition, following the recent FDIC examination, for the purpose of cooperating with the FDIC and without admitting or denying any allegations, effective July 10, 2000, the Bank stipulated to an administrative order with the FDIC that requires the Bank, among other items, to retain qualified management; have and maintain certain Tier 1 capital and total risk based capital ratios; eliminate from its books certain assets classified loss; revise policies concerning the Bank's asset securitization activities; obtain a model to more adequately value its retained interests related to securitized assets; refrain from declaring dividends without the prior written approval of the FDIC; and adopt and implement certain other policies relating to profitability, liquidity and funds management, sensitivity to interest rate risk; revise certain reports to the FDIC; and correct all alleged violations of law. The order became effective July 10, 2000.

                  In order to comply with the FDIC Order, the Bank has engaged PricewaterhouseCoopers ("PWC") to assist the Bank in determining the assumptions used in the valuation of these assets as well as design a new valuation model for ongoing measurement of the changes in valuation of these assets. The Bank has now received the cash flow model from PWC for the 1999-1 Securitization and is in the process of running the model under various assumptions. The Company and the Bank will account for any adjustments generated utilizing these new assumptions as a change in estimates and adjust its financial statements in accordance with the results obtained from the model for both securitizations. As a result of the new model and assumptions the assets for the 1999-1 securitization were written down $800,000 as a permanent decline in value during the quarter ended June 30, 2000. Management does not anticipate a significant write down of the 1998-1 securitization.

                  Further, as a result of a recent FRB examination of the Company, the Company has executed a Memorandum of Understanding with the FRB. The FRB MOU requires that the Company, among other items, refrain from declaring dividends without the prior written approval of the FRB, develop and submit a written capital plan, submission to the FRB of a statement concerning the steps the Board proposes to take to improve the condition of the Bank and the consolidated organization, refrain from increasing debt or renewing existing debt without prior approval of the FRB, and submit written progress reports to the FRB.

                FORMATION OF SUBSIDIARY AND PROPOSED TRANSACTION

                  As a result of the recent FDIC examination, the Company has determined that it would be in the best interests of the Company and the Bank to transfer the retained assets, including the strips, residuals, servicing rights and other retained interests in the 1999 securitization, as well as most of the personnel of the SBA Department, to a minority-owned subsidiary of the Company.

                  The Company and the Bank executed a definitive agreement dated July 12, 2000, that describes the terms of a proposed joint venture for a Delaware limited liability company to be called CNL Commercial Finance, LLC. However, the Company and its joint venture partner, CNL Commercial Funding, LP ("CFL") have decided to change the corporate structure of the subsidiary to a C Corporation to be called CNL Commercial Finance, Inc. ("CCF"). The purpose of the joint venture is to originate, service and securitize commercial loans, some of which are to be guaranteed by the Small Business Administration, which are detailed below. The subsidiary, CCF, would have a total of $10 million in equity capital. The Company would have a 25% equity and voting interest in the subsidiary. The Company would execute a note for its $2.5 million contribution, and CFL would hold a 75% ownership interest in the subsidiary.

                  Under the amended definitive agreement, the cash price will be at least equal to the Bank's book value of the strips, residuals, servicing rights and other retained interests that are being transferred from the 1999-1 securitization, as well as other assets, but will not include one certificate that is rated investment grade Baa.

                    POSSIBLE BUYOUT OF THE COMPANY'S INTEREST

                  CFL has the option to purchase all of the Company's interest in the subsidiary if any banking, credit law, regulation or regulatory decision arising directly from the Company's ownership interest in the subsidiary should significantly impair the subsidiary's profitability. In addition, the CCF Stockholder's Agreement with CCF also describes a buyout that could occur as a result of the Company's unwillingness or inability to meet a capital call for additional funds because of expansion or because of insufficient earnings or inadequate credit performance. The Stockholders' Agreement also describes a buyout that could occur if the Company does not agree with major decisions of CCF, CCF decided to enter into a new activity not previously approved by the Federal Reserve Bank, or if the Company is subject to criticism, which will have negative economic consequences for the Company.

BUSINESS OF THE SUBSIDIARY

                  The subsidiary's business will include the following:

                  - originating, purchasing, warehousing, selling and securitizing SBA loans under various SBA programs;
                  - originating, purchasing, warehousing, and securitizing SBL loans or loan pools;
                  - servicing loan pools, including the servicing of the Bank's 1999 securitized SBL loans though either (1) the assignment of BYL Bank's servicing rights with the approval of 51% of the certificate holders in the securitization and the appropriate rating agencies, or (2) the execution of a sub-servicing agreement by and between BYL Bank and the subsidiary; and
                  - providing lending-related services to SBA and SBL borrowers.

MANAGEMENT

                  The current managers of the SBA Division of the Bank will manage the subsidiary. In addition, the policies and procedures currently in effect in the SBA and SBL Departments of the Bank are intended to become the policies and procedures at the subsidiary. The Company is currently seeking approval from the FRB pursuant to Section 4(c)(8) of the Federal Reserve Act with this application in order to make its proposed investment in the subsidiary. The subsidiary is in the process of obtaining a Finance Lenders Law License from the California Department of Corporations in order to conduct the activities described herein. The Company is also discussing the type of applications that may be necessary with the SBA.

SUBSIDIARY WILL ACT AS SUB-SERVICER FOR BANK

                  The only relationship between the Bank and the subsidiary would be a sub-servicer relationship in which the subsidiary would service the loans serviced by the Bank under the 1999-1 securitization. The Bank will be retaining a sufficient number of employees from the SBA Department in order to perform the Bank's requirements under the 1998 Securitization.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

                  Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership of common stock and other equity securities of the Company. Because of the complexity of the reporting rules, the Company has assumed responsibility for preparing and filing all reports required to be filed under Section 16(a) by the directors and executive officers. The Company believes that during the last fiscal year, all Section 16(a) filing requirements applicable to its directors and executive officers were complied with.

                                   ACCOUNTANTS

                  The financial statements of the Company for the years ended December 31, 1999 and 1998, to the extent and for the periods indicated in their report included herein, have been examined by Vavrinek, Trine, Day & Co., independent certified public accountants. Such financial statements, to the extent described in the preceding sentence, have been included herein in reliance upon the report of such firm. It is anticipated that such firm will be retained in the same capacity in 2000. It is anticipated that a representative of such firm will be in attendance at the Meeting and available to respond to questions regarding the Company's financial statements at that time.

                PROPOSALS BY SHAREHOLDERS AT 2001 ANNUAL MEETING

                  In order to be eligible for inclusion in the Company's proxy statement and proxy card for the next Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals must be received by the Secretary of the Company at its principal executive offices no later than December 31, 2000. However, in order for such shareholder proposals to be eligible to be brought before the shareholders at the next annual meeting, the shareholder submitting such proposals must also comply with the procedures, including the deadlines, required by Article II of the Company's Bylaws. Shareholder nominations of Directors are not shareholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company's proxy statement.
                                 OTHER BUSINESS

                  Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of management and authority to do so is included in the proxy.

                                                             BYL BANCORP



                                                             Barry J. Moore
                                                             Assistant Secretary

August 18, 2000

The Board of Directors recommends a vote "FOR" the Election of Directors

Please promptly vote, date, sign and return the enclosed proxy, whether or not you expect to attend the meeting. A return self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States. A prompt response is helpful and your cooperation will be appreciated. At any time before a vote at the annual meeting you may revoke your proxy by (1) a later dated proxy or a written notice of revocation delivered to the inspector of elections or the secretary of the Company or (2) advising the inspector of elections or the secretary of the Company at the meeting that you elect to vote in person. Attendance at the meeting will not in and of itself revoke a proxy. The annual meeting is on September 27, 2000. Please return your proxy in time.

                                     [LOGO]

PROXY                                                                      PROXY


                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 29, 1999



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting of Shareholders of BYL Bancorp (the "Company") and the accompanying Proxy Statement dated August 18, 2000, and revoking any proxy heretofore given, hereby appoints Robert Ucciferri, John F. Myers, and Neil F. Hatcher, or any one of them, with full power to act alone, my true and lawful attorney(s), agent(s) and proxy, with full power of substitution, for me and in my name, place and stead to vote and act with respect to all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on September 27, 2000, at 9:00 a.m., at the Yorba Linda Community Center, Club Room, 4501 Casa Loma Avenue, Yorba Linda, California and at any and all adjournment or adjournments thereof, with all the powers that the undersigned would possess if personally present, as follows:

                  1.       ELECTION OF DIRECTORS.
                           To elect for a two (2) year term as directors the nominees set forth below:

                  / / FOR all nominees listed below (except as indicated to the contrary below).

                  / / WITHHOLD AUTHORITY to vote for all nominees listed below.

                           Eddie Fischer                      John F. Myers
                           Barry Moore                        Brent Wahlberg


                      ----------------------------------------------------------
                      (Instruction: To withhold authority to vote for any individual nominee(s), write the nominee(s) name in the space below:)



                      ----------------------------------------------------------









         OTHER BUSINESS.
                  To transact such other business as may properly come before the meeting.

Execution of this proxy confers authority to vote "FOR" each proposal listed above unless the shareholder directs otherwise. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners SHOULD sign.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

I/WE DO / /   or   I/WE DO NOT / /   expect to attend the meeting.

                                                                               Dated: ___________, 2000 ____________
-----------------------------------------------------------------------                               (Number of Shares)
If no label is affixed here, please complete:

                                                                               -----------------------------------------------------
                                                                               Signature of Shareholder(s)

Please print your name exactly as it appears on your stock certificate.

                                                                               -----------------------------------------------------
                                                                               Signature of Shareholder(s)

Please print your name exactly as it appears on your stock certificate.

-----------------------------------------------------------------------